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FOR IMMEDIATE RELEASE

Aug. 1, 2007

Company:	Dominion

Contacts:
Media:	Mark Lazenby (804) 819-2042, Mark.Lazenby@dom.com Chet Wade (804) 775-5697, Chet.Wade@dom.com
Analysts:	Greg Snyder (804) 819-2383, James.Gregory.Snyder@dom.com Fiona McCarthy (804) 819-2447, Fiona.R.McCarthy@dom.com

DOMINION ANNOUNCES SECOND QUARTER 2007 EARNINGS

• Conference call scheduled for 10 a.m. EDT today

RICHMOND, Va. – Dominion (NYSE: D) announced today a net loss determined in accordance with Generally Accepted Accounting Principles (GAAP) for the three months ended June 30, 2007, of $530 million ($1.52 per share) compared with net income of $161 million (46 cents per share) for the same period last year.

Operating earnings for the three months ended June 30, 2007, were $310 million (89 cents per share) compared with operating earnings of $279 million (80 cents per share) for the three months ended June 30, 2006.  Operating earnings are defined as GAAP earnings adjusted for certain items.

Dominion uses operating earnings as the primary performance measurement of its earnings outlook and results for public communications with analysts and investors.  Dominion also uses operating earnings internally for budgeting, for reporting to the board of directors and for the company’s annual incentive plan.  Dominion management believes operating earnings provide a more meaningful representation of the company’s fundamental earnings power.

In addition to differences between GAAP and operating earnings recorded through the second-quarter 2007, the company notes that there could be differences between remaining 2007 GAAP and operating earnings for matters such as, but not limited to, items related to our strategic repositioning including, gains on sale of our non-Appalachian E&P operations and changes in accounting principles. While Dominion management is currently not able to estimate precisely the impact, if any, of these items on GAAP earnings, it does expect GAAP earnings to exceed operating earnings for the year.

Business segment results and detailed descriptions of items included in 2007 and 2006 GAAP earnings but excluded from operating earnings can be found on Schedules 1, 2 and 3 of this release.

Thomas F. Farrell II, chairman, president and chief executive officer, said:

“Our energy infrastructure businesses had an exceptional second quarter.  Total operating earnings per share from our delivery, energy and generation businesses grew nearly 10 percent compared with the second quarter of 2006.  Adjusting each period for the effects of weather and Virginia fuel expenses, operating earnings per share grew nearly 14 percent at those businesses.

“But the bigger story this quarter is our progress in repositioning the company for the future.  Since our last earnings release, we completed the sale of our offshore E&P operations and announced transactions to sell all of our onshore E&P operations except those in the Appalachian Basin.  We closed all of the onshore sales except the Mid-Continent transaction.  We launched and completed a tender offer for $2.5 billion of debt, repaid another $700 million in debt and we commenced a tender offer to repurchase a significant number of common shares.”

Other corporate highlights:

•	The Virginia General Assembly’s passage in April of electric re-regulation legislation and fuel factor amendments;
•
The request by Dominion for Virginia State Corporation Commission (SCC) approval to construct the Virginia City Hybrid Energy Center in Southwest Virginia, with an enhanced return on common equity; and

•	The approval by the SCC of our Virginia fuel factor adjustment.

Farrell added: “With the strength of our continuing operations, and the imminent completion of our corporate repositioning, I remain confident in our 2008 operating earnings forecast of $6.00 or more per share, and long-term average annual operating earnings per share growth outlook of at least 4 percent to 6 percent thereafter.”

In providing its operating earnings outlook, the company notes that there could be differences between expected 2008 GAAP and operating earnings for matters such as, but not limited to, changes in accounting principles. At this time, Dominion management is not able to estimate the impact, if any, of these items on GAAP earnings. Accordingly, Dominion is not able to provide a corresponding GAAP equivalent for its operating earnings outlook.

Second-quarter 2007 operating earnings compared with 2006

Second-quarter 2007 operating earnings of 89 cents per share compares with operating earnings of 80 cents per share in the second quarter of 2006.  The increase is primarily attributable to an increase in electric and natural gas utility sales resulting from weather compared with the second quarter of 2006, higher contributions from the company’s merchant generation and producer services businesses, and higher average realized prices for the company’s natural gas and oil production.  These positives were partially offset by higher unrecovered Virginia fuel expenses, lower contributions from the company’s gas transmission business, lower natural gas and oil production and higher DD&A expenses at the company’s E&P business, and higher interest expense.

Complete details of second-quarter 2007 operating earnings compared with second-quarter 2006 can be found on Schedules 4 and 5 of this release.

Conference call today

Dominion will host its second-quarter earnings conference call at 10 a.m. EDT on Wednesday, Aug. 1.  Dominion management will discuss 2007 financial results and provide an update on the company’s strategic initiatives as well as other matters of interest to the financial community.

Domestic callers should dial (866) 710-0179. The passcode for the conference call is “Dominion.”  International callers should dial (334) 323-9871.  Participants should dial in 10 to 15 minutes prior to the scheduled start time.  Members of the media also are invited to listen.

A live webcast of the conference call will be available on the company’s investor information page at http://www.dom.com/investors/.

A replay of the conference call will be available beginning about 1 p.m. EDT Aug. 1 and lasting until 11 p.m. EDT Aug. 8.  Domestic callers may access the recording by dialing (877) 919-4059.  International callers should dial (334) 323-7226.  The PIN for the replay is 57547962.  Additionally, a replay of the webcast will be available on the company’s investor information page by the end of the day Aug. 1.

Dominion is one of the nation's largest producers of energy, with a portfolio of more than 26,500 megawatts of generation and 7,800 miles of natural gas transmission pipeline. Dominion also owns and operates the nation's largest underground natural gas storage system with about 960 billion cubic feet of storage capacity and serves retail energy customers in 11 states.  For more information about Dominion, visit the company's Web site at http://www.dom.com.

This news release contains certain forward-looking statements including our forecasted 2008 operating earnings and projected future long-term operating earnings growth rates that are subject to various risks and uncertainties. Factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations may include factors that are beyond the company's ability to control or estimate precisely, such as fluctuations in energy-related commodity prices, the timing of the closing dates of acquisitions or divestitures (including our divestiture of The Peoples Natural Gas Company and Hope Gas, Inc. and the remaining divestiture of our Mid-Continent natural gas and oil assets), the amount of net proceeds received from the divestitures, estimates of future market conditions, estimates of proved and unproved reserves, the company’s ability to meet its natural gas and oil production forecasts, the behavior of other market participants, and the effects of hurricanes on our operations and realized prices. Other factors include, but are not limited to, weather conditions, governmental regulations, economic conditions in the company's service area, risks of operating businesses in regulated industries that are subject to changing regulatory structures, changes to regulated gas and electric rates collected by Dominion, risks associated with the realignment of our operating assets (including the potential dilutive effect on earnings in the near term and costs associated with the sale of most of our exploration and production business), changes to rating agency requirements and ratings, changing financial accounting standards, trading counter-party credit risks, risks related to energy trading and marketing, and other uncertainties. Other risk factors are detailed from time to time in Dominion’s most recent quarterly report on Form 10-Q or annual report on Form 10-K filed with the Securities & Exchange Commission.

###

Schedule 1 - Segment Operating Earnings

Unaudited
(millions, except earnings per share)	Three months ended June 30,
	2007		2006	Change
Operating Revenue (GAAP Based)	$3,730		$3,496	$234

Earnings:
Dominion Delivery	$83		$80	$3
Dominion Energy	69		68	1
Dominion Generation (1)	81		65	16
Dominion Exploration & Production (1)	145		93	52
Corporate (1)	(68)		(27)	(41)
OPERATING EARNINGS	$310		$279	$31
Items excluded from operating earnings (2)	(840)		(118)	(722)
GAAP EARNINGS	$(530)		$161	$(691)

Common Shares Outstanding (average, diluted)	349.1	(3)	350.5

Earnings Per Share (EPS):
Dominion Delivery	$0.24		$0.23	$0.01
Dominion Energy	0.20		0.20	-
Dominion Generation (1)	0.23		0.19	0.04
Dominion Exploration & Production (1)	0.42		0.26	0.16
Corporate (1)	(0.20)		(0.08)	(0.12)
OPERATING EARNINGS	$0.89		$0.80	$0.09
Items excluded from operating earnings (2)	(2.41)		(0.34)	(2.07)
GAAP EARNINGS	$(1.52)		$0.46	$(1.98)

	Six months ended June 30,
	2007		2006	Change
Operating Revenue (GAAP Based)	$8,391		$8,402	$(11)

Earnings:
Dominion Delivery	$282		$236	$46
Dominion Energy	171		175	(4)
Dominion Generation (1)	220		203	17
Dominion Exploration & Production (1)	276		318	(42)
Corporate (1)	(121)		(86)	(35)
OPERATING EARNINGS	$828		$846	$(18)
Items excluded from operating earnings (2)	(905)		(151)	(754)
GAAP EARNINGS	$(77)		$695	$(772)

Common Shares Outstanding (average, diluted)	351.1		349.3

Earnings Per Share (EPS):
Dominion Delivery	$0.80		$0.68	$0.12
Dominion Energy	0.49		0.50	(0.01)
Dominion Generation (1)	0.63		0.58	0.05
Dominion Exploration & Production (1)	0.79		0.91	(0.12)
Corporate (1)	(0.35)		(0.25)	(0.10)
OPERATING EARNINGS	$2.36		$2.42	$(0.06)
Items excluded from operating earnings (2)	(2.58)		(0.43)	(2.15)
GAAP EARNINGS	$(0.22)		$1.99	$(2.21)

(1)          Earnings have been recast to exclude income and losses from discontinued operations.
(2)          Refer to schedules 2 and 3 for details related to items excluded from operating earnings, or find "GAAP Reconciliation" on Dominion's Web site at www.dom.com/investors/
(3)          As a result of the net loss from continuing operations for the three months ended June 30, 2007, the issuance of common stock under potentially-dilutive securities was considered antidilutive and therefore not included in the calculation of the diluted loss per share for that period.

Schedule 2 – Reconciliation of 2007 Operating Earnings to GAAP

2007 Earnings (Six months ended June 30, 2007)

The net effects of the following items, all shown on an after-tax basis, are included in 2007 reported earnings, but are excluded from operating earnings:

•
$546 million in net charges related to E&P divestitures including the effect of discontinuing hedge accounting from hedges on production originating from reserves sold or to be sold ($341 million); settlement of volumetric production payment (VPP) agreements ($108 million); and other charges including legal costs, employee-related expenses, and deferred tax adjustments ($97 million).  The impact of discontinued operations of our Canadian E&P business is not included in these E&P divestiture-related charges, but is reflected below with other discontinued operations;

•	$252 million impairment charge related to the potential sale of a partially completed merchant generation facility (Dresden);
•
$158 million extraordinary item related to the re-application of SFAS No. 71, Accounting for the Effects of Certain Types of Regulation, to the Virginia jurisdiction of our electric utility generation operations, in order to establish a regulatory liability for amounts collected from Virginia customers and placed in external trusts (and earnings thereon) for the future decommissioning of our nuclear generation stations, in excess of amounts recorded pursuant to SFAS No. 143, Accounting for Asset Retirement Obligations;

•	$16 million in charges related to litigation reserves;
~~•~~	$2 million net loss from the discontinued operations of three merchant generation facilities (Troy, Pleasants, Armstrong), a Dominion Capital subsidiary, and the Canadian E&P operations;
•	$1 million net benefit related to the pending sale of Dominion Peoples and Dominion Hope natural gas local distribution companies;
•	$15 million net mark-to-market gain on derivatives related to debt tender offer;
•	$64 million net benefit related to the release of tax valuation allowances; and
•	$11 million in other charges.

(millions, except per share amounts)	1Q07	2Q07	3Q07	4Q07	YTD 2007*
Operating earnings	$518	$310			$828
Items excluded from operating earnings (after-tax):
Charges related to E&P divestitures	(8)	(538)			(546)
Merchant generation asset impairment		(252)			(252)
Extraordinary item related to the re-application of SFAS No. 71		(158)			(158)
Litigation reserves	(16)				(16)
Net loss from discontinued operations	(22)	20			(2)
Net charges (credits) related to the pending sale of Dominion
Peoples and Dominion Hope natural gas distribution companies	(5)	6			1
Net mark-to-market gain on derivatives related to debt tender offer		15			15
Release of tax valuation allowances, net	(6)	70			64
Other charges	(8)	(3)			(11)
Total items excluded from operating earnings	(65)	(840)			(905)
Reported net income	$453	($530)			($77)

Common shares outstanding (average, diluted) **	350.8	349.1			351.1

Operating earnings per share	$1.48	$0.89			$2.36
Items excluded from operating earnings (after-tax)	(0.19)	(2.41)			(2.58)
Reported earnings per share	$1.29	($1.52)			($0.22)

*	YTD 2007 EPS may not equal sum of quarters due to share count differences.
**	As a result of the net loss from continuing operations for the three months ended June 30, 2007, the issuance of common stock under potentially-dilutive securities was considered antidilutive and therefore not included in the calculation of the diluted loss per share for that period.

Schedule 3 – Reconciliation of 2006 Operating Earnings to GAAP

2006 Earnings (Twelve months ended December 31, 2006)

The net effects of the following items, all shown on an after-tax basis, are included in 2006 reported earnings, but are excluded from operating earnings:

•
$183 million in losses from discontinued operations of three merchant generation facilities (Troy, Pleasants, Armstrong) for which an agreement to sell was executed in December 2006 reflecting the impairment of assets ($164 million) and loss from normal operations ($19 million);

•	$33 million in income from the discontinued operations of our Canadian E&P business sold in June 2007;
•	$91 million in charges related to the impairment of certain Dominion Capital investments;
•	$73 million in net charges related to the pending sale of Dominion Peoples and Dominion Hope natural gas local distribution companies;
•	$37 million in charges due to the mark-to-market impact on certain interest rate swaps;
•
$34 million of impairment charges, including the cancellation of a pipeline project ($17 million) and from a change in method of assessing other-than-temporary declines in the fair value of securities held in nuclear decommissioning trust funds ($15 million);

•	$11 million of incremental charges related to Hurricanes Katrina and Rita;
•	$6 million in charges related to the write-off of a deferred merchant generation gas transportation contract;
•	$6 million gain on the sale of an investment in a natural gas storage development project; and
•	$5 million in other charges including charges related to the divesture of oil and gas properties.

(millions, except per share amounts)	1Q06	2Q06	3Q06	4Q06	YTD 2006
Operating earnings	$567	$279	$664	$271	$1,781
Items excluded from operating earnings (after-tax):
Discontinued operations - merchant generation facilities	(5)	(6)	(4)	(168)	(183)
Discontinued operations - Canadian E&P operations	5	20	3	5	33
Discontinued operations - Dominion Capital subsidiary		1		(1)	0
Dominion Capital related charges		(85)		(6)	(91)
Net charges related to the pending sale of Dominion Peoples
and Dominion Hope natural gas distribution companies	(21)	(7)	(7)	(38)	(73)
Mark-to market impact related to certain interest rate swaps		(37)			(37)
Impairment of assets			(6)	(28)	(34)
Hurricanes Katrina and Rita	(7)	(3)	(1)		(11)
Merchant generation contract write-off	(6)				(6)
Gain on sale of natural gas storage development project			5	1	6
Other	1	(1)	0	(5)	(5)
Total items excluded from operating earnings	(33)	(118)	(10)	(240)	(401)
Reported net income	$534	$161	$654	$31	$1,380

Common shares outstanding (average, diluted)	348.1	350.5	353.9	353.8	351.6

Operating earnings per share	$1.63	$0.80	$1.88	$0.77	$5.07
Items excluded from operating earnings (after-tax)	(0.10)	(0.34)	(0.03)	(0.68)	(1.14)
Reported earnings per share	$1.53	$0.46	$1.85	$0.09	$3.93

*	YTD 2006 EPS may not equal sum of quarters due to share count differences.

Schedule 4 - Comparison of 2Q07 Earnings Drivers to 2Q06

	2Q07	2Q06
Description	Actual	Actual

GAAP earnings (mm) [1]	($530)	$161
Operating earnings (mm) [1]	$310	$279
Average common shares outstanding, diluted (mm) [2]	349.1	350.5
GAAP earnings per share [1]	($1.52)	$0.46
Operating earnings per share [1]	$0.89	$0.80

Certain Items That Impacted Operating Earnings During Period:

Weather compared to normal - After-tax (mm) [3]	$6	($15)
SFAS 133 - (Hedge Ineffectiveness/Other) - After-tax (mm)	$21	($2)
SFAS 133 - (Katrina/Rita Dedesignated Hedges) - After-tax (mm)	---	$13
Virginia Fuel Underrecovery - After-tax (mm)	($118)	($77)

Natural Gas Production (Bcf) [4]	78.6	77.2
Liquids Production (mmbbls) [4]	5.2	6.1
Equivalent Natural Gas Production (Bcfe) [4]	109.6	114.0

Avg. NYMEX Spot Price - Nat Gas ($/mmbtu)	$7.66	$6.79
Avg. NYMEX Spot Price - Oil ($/bbl)	$65.02	$67.25

Average Realized Price without Hedging Results - Natural Gas ($/mcf) [5]	$6.93	$6.36
Average Realized Price without Hedging Results - Liquids ($/bbl) [5]	$54.96	$59.20
Average Realized Price without Hedging Results - Gas Equivalent ($/mcfe) [5]	$7.59	$7.55

Average Realized Price with Hedging Results - Natural Gas ($/mcf) [5]	$5.81	$4.00
Average Realized Price with Hedging Results - Liquids ($/bbl) [5]	$38.91	$34.69
Average Realized Price with Hedging Results - Gas Equivalent ($/mcfe) [5]	$6.01	$4.60

E&P Lifting Costs ($/mcfe) [5,6,7]	$1.31	$1.22
E&P DD&A Rate ($/mcfe) [5,6]	$1.90	$1.64

VPP Volumes Delivered (Bcf) [8]	5.6	14.0
VPP Net Revenue - Pre-tax ($mm) [8]	$24	$63
VPP Net Revenue - After-tax ($mm) [8]	$15	$40

Average PJM West Price (7x24) ($/MWh)	$55.46	$47.61
Average Mass Hub/New Eng. Price (7x24) ($/MWh)	$67.18	$58.52

Quarterly Common Dividend Rate ($/share)	$0.71	$0.69

1) Earnings have been recast to exclude income and losses from discontinued operations.
2) As a result of the net loss from continuing operations for the three months ended June 30, 2007, the issuance of common stock under potentially-dilutive securities was considered antidilutive and therefore not included in the calculation of the diluted loss per share for that period.
3) After-tax impact on utility base revenue.
4) Includes Dominion Transmission, excludes VPPs.
5) Dominion E&P Only.
6) E&P Lifting Cost and DD&A unit rates have been recast to exclude Canadian operations.
7) Includes transportation expense and BI insurance policy costs, net of VPP exchange and PHA fees received.
8) 2Q07 actual VPP volumes and revenues reflect the discontinuation of the original VPP agreements on May 31, 2007.

Schedule 5 - Reconciliation of 2007 Earnings to 2006

Preliminary, unaudited	Three Months Ended
(millions, except EPS)	June 30,
	2007 vs. 2006
	Increase / (Decrease)
Reconciling Items	Amount	EPS

Dominion Delivery
Regulated electric sales:
Weather	$6	$0.02
Customer growth	2	0.00
Regulated gas sales - weather	2	0.01
Interest expense	(3)	(0.01)
Retail energy marketing operations	(1)	0.00
Other	(3)	(0.01)
Change in contribution to operating earnings	$3	$0.01

Dominion Energy
Producer services	$9	$0.02
Gas Transmission operations	(12)	(0.03)
Electric Transmission operations	3	0.01
Other	1	0.00
Change in contribution to operating earnings	$1	$0.00

Dominion Generation
Regulated electric sales:
Weather	$12	$0.03
Customer growth	5	0.01
Other	9	0.02
Unrecovered Virginia fuel expenses	(41)	(0.11)
Merchant generation margin	45	0.13
Sales of emissions allowances	(7)	(0.02)
Ancillary service revenue	4	0.01
Interest expense	(13)	(0.04)
Outage costs	(11)	(0.03)
Other	13	0.04
Change in contribution to operating earnings	$16	$0.04

Dominion E&P
Gas and Oil - production	($45)	($0.13)
Gas and Oil - prices	100	0.30
Operations and maintenance:
SFAS133 - M2M/Hedge Ineffectiveness	10	0.02
Other O&M	(2)	0.00
DD&A	(14)	(0.04)
Interest Expense	(9)	(0.02)
Other	12	0.03
Change in contribution to operating earnings	$52	$0.16

Corporate
Change in contribution to operating earnings	($41)	($0.12)

Change in consolidated operating earnings	$31	$0.09

Change in items excluded from operating earnings (1)	($722)	($2.07)

Change in net income (GAAP earnings)	($691)	($1.98)

(1)	Refer to schedules 2 and 3 for details of items excluded from operating earnings, or find "GAAP Reconciliation" on Dominion's Web site at www.dom.com/investors.